FIRST AMENDMENT

TO

WILD OATS MARKETS, INC.

EMPLOYEE STOCK PURCHASE PLAN

RECITALS

A. In August 1996, the Board of Directors of Wild Oats Markets, Inc. (the "Company") adopted the Wild Oats Markets, Inc. Employee Stock Purchase Plan (the "Plan") under which the employees of the Company, and its affiliates, be given an opportunity to purchase stock of the Company.

B. At the Plan's inception, 260,453 shares (on a post-split basis adjusted for stock splits in December 1999 and January 1998) of common stock were reserved for issuance under the Plan.

C. On May 21, 2001, the balance of shares of common stock available for purchase under the Plan on a post-split basis adjusted for stock splits in December 1999 and January 1998 was 19,004.

D. On May 22, 2001, the Company's stockholders approved an amendment to the Plan to increase by 500,000 the number of shares of the Company's common stock available for purchase pursuant to the Plan.

AMENDMENT

  Section 3(a) of the Plan is hereby amended by adding 500,000 shares of common stock to the total number reserved for issuance under the Plan and thereby increasing the limit of the aggregate shares of the Company's common stock that may be sold pursuant to rights granted under the Plan on a post-split basis adjusted for stock splits in December 1999 and January 1998 to 760,453.

      2.    The foregoing amendment is effective as of May 22, 2001.

  Except for the above Amendment, all definitions, terms and conditions of the Plan are unamended and shall remain in full force and effect.

WILD OATS MARKETS, INC.

By: /s/ Mary Beth Lewis

Title: Secretary

Date:  May 22, 2001